Exhibit 5.3

AUTHORISED AND REGULATED BY THE SOLICITORS REGULATION AUTHORITY

SRA NO. 223597

21 Tudor Street ● London EC4Y 0DJ

telephone: +44.20.7039.5959

To:	Omnicom Finance Holdings plc Bankside 3, 90 - 100 Southwark Street London SE1 0SW

Re:	Registration Statement on Form S-3 filed by Omnicom Finance Holdings plc and Omnicom Group Inc.

Date:	2 March 2026

Ladies and Gentleman:

We have acted as English counsel to Omnicom Finance Holdings plc, a public limited company organised under the laws of England and Wales with registered number 11432221 (the “Issuer”) in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to which this opinion letter (this “Opinion”) has been filed as an exhibit. The Registration Statement relates to the proposed registration under the US Securities Act of 1933 (the “Securities Act”) of debt securities of the Issuer (the “Debt Securities”) which, if issued, will be fully and unconditionally guaranteed by Omnicom Group Inc. (the “Company”). The Debt Securities, if issued by the Issuer will be issued pursuant to the base indenture, dated as of 6th March, 2024 (the “Base Indenture”), by and among the Issuer, the Company and Deutsche Bank Trust Company Americas as trustee (the “Trustee”), as supplemented by the supplemental indenture dated as of 2 March 2026 (together with the Base Indenture, the “Indenture”), by and among the Issuer, the Company and the Trustee. The Debt Securities, if issued, will be guaranteed by the Company.

1. SCOPE OF REVIEW AND RELIANCE

The following agreements and other related documents have been examined (items (a) through (e), inclusive, are referred to herein, collectively, as the “Opinion Documents”):

(a) a signed scanned copy of the Indenture referred to in the Registration Statement (including the forms of Debt Securities to be issued pursuant to the Indenture attached as exhibits to the Indenture);

(b) a copy of the certificate of incorporation of the Issuer, and a copy of the articles of association of the Issuer, in each case, obtained from the Company Search referred to below (collectively, the “Articles of Association”);

(c) a certified copy of the minutes (the “2024 Minutes”) of a meeting of the board of directors of the Issuer held on 15 October 2024 at which the directors of the Issuer, amongst other things, passed resolutions (the “2024 Resolutions”) authorising the filing of the Registration Statement;

(d) a certified copy of the minutes (together with the 2024 Minutes, the “Minutes”) of a meeting of the board of directors of the Issuer held on 20 February 2026 at which the directors of the Issuer, amongst other things, passed resolutions (together with the 2024 Resolutions, the “Resolutions”) relating to the Opinion Documents; and

A LIST OF PARTNERS AND THEIR PROFESSIONAL QUALIFICATIONS IS AVAILABLE AT
21 TUDOR STREET ● LONDON EC4Y 0DJ

AMSTERDAM ● ATLANTA ● BEIJING ● BOSTON ● BRISBANE ● BRUSSELS ● CHICAGO ● CLEVELAND ● COLUMBUS ● DALLAS DETROIT ● DUBAI ● DÜSSELDORF ● FRANKFURT ● HONG KONG ● HOUSTON ● IRVINE ● LONDON ● LOS ANGELES ● MADRID MELBOURNE ● MEXICO CITY ● MIAMI ● MILAN ● MINNEAPOLIS ● MUNICH ● NEW YORK ● PARIS ● PERTH ● PITTSBURGH SAN DIEGO ● SAN FRANCISCO ● SÃO PAULO ● SHANGHAI ● SILICON VALLEY ● SINGAPORE ● SYDNEY ● TAIPEI ● TOKYO ● WASHINGTON

To: Omnicom Finance Holdings plc

Continued 2

(e) the Registration Statement.

We have not reviewed any documents other than the Opinion Documents. The only search and enquiry that we have made and relied upon for the purpose of giving this Opinion is an online search on 13 February 2026 and updated on 2 March 2026 of the public documents of the Issuer kept at Companies House in Cardiff (the “Company Search”). The Registration Statement, the Indenture and the Debt Securities are hereinafter collectively referred to as the “Transaction Documents”.

2. ASSUMPTIONS

For the purposes of giving this Opinion, we have assumed, with your consent and without further investigation on our part, that, so far as the laws of every jurisdiction other than England and Wales are concerned, all restrictions, laws, guidelines, regulations or reporting requirements that apply to the Indenture and any issue of Debt Securities thereunder have been or will be complied with and that such laws do not qualify or affect our opinions in this Opinion as set out below.

We have also made the following assumptions with your consent and without investigation on our part:

(a) insofar as any obligation falls to be performed in any jurisdiction outside England, its performance will not be illegal or ineffective by virtue of the laws of that jurisdiction;

(b) all signatures on the executed documents which, or copies (whether photocopies, certified copies, facsimile copies or electronic copies) of which, we have examined are genuine, and that such copies conform to the original documents executed;

(c) where a signatory signs a Transaction Document by electronic signature, (i) such signatory intends to authenticate such document and (ii) any formalities relating to the execution of such document are satisfied;

(d) each of the parties to the Transaction Documents, other than the Issuer, is able lawfully to enter into such Transaction Documents;

(e) that each corporate party (other than the Issuer) is duly organised, validly existing and in good standing (where such concept is legally relevant) under the laws of its jurisdiction of incorporation and has the capacity, power and authority to execute and deliver the Transaction Documents to which it is a party, and to exercise its respective rights and perform its respective obligations under the Transaction Documents to which it is a party;

(f) the execution and delivery of the Transaction Documents have been or will be duly authorised by each of the parties thereto in accordance with all applicable laws, other than in the case of the Issuer the laws of England and Wales, that such documents have been duly executed and unconditionally delivered or will be duly executed and unconditionally delivered by each of the relevant parties thereto with effect from the date it is expressed to be effective in accordance with all applicable laws and is not or will not be (when delivered) subject to any escrow or similar arrangement, that all conditions precedent to the effectiveness of the Transaction Documents contained therein have been satisfied and such documents are unconditional in all respects, and that such documents shall constitute the valid and binding obligations of each of such parties enforceable in accordance with all applicable laws and, if the laws or regulations of any other jurisdiction may be relevant to the obligations or rights of any of the parties in any of the Transaction Documents or any of the transactions contemplated by any Transaction Document, such laws do not prohibit, and are not inconsistent with, the entry into and performance of any such obligations, rights or transactions;

(g) each of the parties to the Transaction Documents who is carrying on, or purporting to carry on, any regulated activity in the United Kingdom is an authorised person permitted to carry on that relevant regulated activity or an exempt person in respect of that regulated activity under the Financial Services and Markets Act 2000 (the “FSMA”) and no such agreement was or will be entered into in consequence of a communication made in breach of section 21(1) of the FSMA;

(h) the Debt Securities will be issued pursuant to the Indenture, as authorised, executed and delivered by the Issuer, the Company and the Trustee, and the Debt Securities will be duly prepared and completed in accordance with the provisions and arrangements contained or described in the Indenture and will be in the form of the Debt Securities as provided for and set out in the Indenture;

To: Omnicom Finance Holdings plc

Continued 3

(i) the Articles of Association, which we have examined, are those in force without amendment and the Resolutions which we have examined were duly passed at a board meeting of the Issuer properly convened and held (using the correct procedure) and that a duly qualified quorum of directors of the Issuer voted in favour of approving the Resolutions, and that the facts on which the Minutes were based were true and the directors’ decisions were taken in good faith and on reasonable grounds for believing that the transactions contemplated thereby would be most likely to promote the success of the Issuer for the benefit of its members as a whole and that the Resolutions have not been subsequently amended, rescinded, modified, superseded or revoked and are in full force and effect and the certifications referred to in paragraphs 1(b) and 1(c) above are true and accurate;

(j) the issue of Debt Securities will not cause any limit on borrowings to which the Issuer is subject to be exceeded;

(k) the absence of mutual mistake of fact, of any facts or matters which were not revealed by the Transaction Documents or of any other arrangements, documents, agreements or course of dealing between any of the parties to the Transaction Documents which modify or supersede any of their terms or that would result in the inclusion of any additional terms in any of them or would affect this Opinion;

(l) each of the Transaction Documents has been entered into, and the transactions referred to therein are carried out, by each of the parties in good faith, for bona fide commercial reasons, for the purpose of carrying on their respective businesses (and, in the case of the Issuer, in furtherance of its objects, whether contained in its Articles of Association or otherwise), for the benefit of each of them respectively and on arm’s length commercial terms and each Transaction Document will promote the success of the Issuer for the benefit of its members as a whole;

(m) each of the Transaction Documents has not been entered into in consequence of bad faith, fraud, coercion, duress, misrepresentation or undue influence or on the basis of a mistake of fact or law or believing that the Transaction Documents are fundamentally different in substance or in kind from what they are, or in connection with money laundering or any other unlawful activity;

(n) none of the parties to the Transaction Documents is or will be seeking to achieve any purpose not apparent from the Transaction Documents which might render any of them illegal, void or unenforceable;

(o) the truth, accuracy, correctness and completeness in all respects of all information, statements, certifications, acknowledgements, confirmations and representations and warranties (with the exception of representations and warranties on matters on which we have specifically and expressly given our opinion in this Opinion) contained in the Opinion Documents and that all the terms and conditions of the Transaction Documents will be observed and performed by all the parties thereto;

(p) the Issuer is neither an authorised person nor an exempt person in relation to the regulated activity of accepting deposits under the FSMA;

(q) no request will be made to admit any Debt Securities to trading on a regulated market situated or operating in the United Kingdom;

(r) all applicable provisions of the FSMA and any applicable secondary legislation made under it have been complied with respect to the Transaction Documents;

(s) the conformity to the originals of all documents submitted to us in translated, certified, photostatic, electronic or faxed or copy form and that where a document has been examined by us in draft or specimen form, it will be or has been executed in the form of that draft or specimen;

To: Omnicom Finance Holdings plc

Continued 4

(t) each Transaction Party is able to pay its debts within the meaning of section 123 of the Insolvency Act 1986 or would otherwise be solvent pursuant to any legislation applicable to it at the time of executing any of the Transaction Documents, and will not, as a consequence of executing any of the Transaction Documents, become unable to pay its debts within the meaning of that section or otherwise be insolvent pursuant to any applicable legislation and:

(i) none of the Transaction Parties has passed a resolution for its winding-up or dissolution;

(ii) no proceedings have been commenced or steps taken for the winding-up of any Transaction Party or for the appointment of any administrator, an administrative receiver or receiver or manager in relation to any Transaction Party or any assets or revenue of any Transaction Party; and/or

(iii) no analogous procedure or step described in paragraphs (i) and (ii) above has been taken in any jurisdiction in relation to any Transaction Party;

(u) each Transaction Party complied with the procedures for signing the Transaction Documents set out in any “Mercury compliant” signing instructions and either (i) physically distributed to the other parties to the Transaction Documents (or their legal advisors) complete execution versions of the Transaction Documents to which it is a party signed by it which are identical to the forms of the Transaction Documents that we have received pursuant to paragraph 1 above or (ii) delivered signed versions of the Transaction Documents to which it is a party which are identical to the forms of the Transaction Documents that we received pursuant to paragraph 1 above as part of a virtual signing in accordance with options 1 or 2 (as applicable) of the Law Society’s practice note in respect of the execution of documents at virtual signings or closings dated 16 February 2010, in each case on an unconditional basis with effect from the date it is expressed to be effective;

(v) each Transaction Party’s entry into, exercise of its rights under, performance of its obligations under, and compliance with the terms of the Transaction Documents do not and will not violate its constitutional documents (excluding the Articles of Association of the Issuer) and do not or will not violate any contract, agreement or undertaking to which it is a party;

(w) all consents, licenses, approvals, notices, filings, publications and registrations that are necessary under any applicable laws or regulations (other than the laws of England and Wales) in order to permit the execution, delivery or performance of the Transaction Documents or to protect or preserve any of the interests (whether by way of security or otherwise) created by the Transaction Documents have been made or obtained or will be made or obtained within the period permitted by these laws or regulations;

(x) the choice of law and jurisdiction provisions relating to each Transaction Document were freely made in good faith by each of the parties thereto for bona fide purposes (and were not made for the purpose of avoiding the mandatory laws of any other jurisdiction) and are valid and binding under all relevant laws (other than the laws of England and Wales) and that none of the opinions expressed below would be affected by any law or public policy of any jurisdiction other than England;

(y) in respect of a judgment entered in any suit, action or proceeding arising out of or in connection with the Transaction Documents such judgment was entered by the relevant New York court which had jurisdiction to determine such suit, action or proceeding;

(z) the information revealed by the Company Search was true, accurate, complete and up-to-date in all respects and has not since then been altered or supplemented;

(aa) each Transaction Party’s “centre of main interests” (as that term is used in Article 3(1) of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast) (“EU Recast Insolvency Regulation”) as incorporated into English law pursuant to the European Union (Withdrawal) Act 2018, and in The Insolvency (Amendment) (EU Exit) Regulations 2019 (SI 2019/146) and in The Cross-Border Insolvency Regulations 2006 (SI 2006/1030) (which implement the UNCITRAL Model Law on Cross-Border Insolvency in the UK) (“Cross-Border Insolvency Regulations”)) is, and always has been, situated in England and Wales and it has no “establishment” (as that term is defined in Article 2(10) of the EU Recast Insolvency Regulation and in the Cross-Border Insolvency Regulations) in any other jurisdiction;

To: Omnicom Finance Holdings plc

Continued 5

(bb) the parties to the Transaction Documents have complied (and will continue to comply) with all applicable anti-terrorism, sanctions, anti-corruption, anti-money laundering and human rights laws and regulations, and there is nothing in the transactions contemplated by the Transaction Documents that is inconsistent with all such laws and regulations;

(cc) no part of the Transaction Documents will constitute unlawful financial assistance for the purposes of section 678 or section 679 of the Companies Act 2006; and

(dd) each Transaction Document not governed by the laws of England and Wales has the same meaning and effect under its governing law as it would have if it were interpreted under the law of England and Wales by an English court and there are no provisions of such governing law which would affect this Opinion.

3. LIMITATIONS

This Opinion is given only with respect to English law and HM Revenue and Customs’ practice in force and published at the date of this Opinion as applied by the English courts as at the date of this Opinion. By giving this opinion, we do not assume any obligation to notify you of future changes in English law or HM Revenue and Customs’ practice or their application which may affect the opinions expressed in this Opinion, or otherwise to update this Opinion in any respect. We have made no investigation of, and therefore express or imply no opinion as to, the laws of any other jurisdiction or as to the application of English or any other law by any other courts. In particular we express no opinion on European Union law (as assimilated within English law, following the United Kingdom’s departure from the European Union) as it affects any jurisdiction other than England. To the extent that the laws of any jurisdiction other than England may be relevant, we have made no independent investigation thereof and this Opinion is subject to the effect of such laws, including the matters contained in the opinion of Jones Day as to matters of New York law. We express no view on the validity of the matters set out in such opinion.

The Indenture and the Debt Securities will be governed by the laws of the State of New York. We have made no investigation of such laws and do not express or imply any opinion on such laws. In addition, we have assumed that, so far as the laws of the State of New York and US securities laws are concerned, the Indenture and the Debt Securities will, on issue in accordance with the Indenture, constitute legal, valid and binding obligations of the Issuer and that such laws do not qualify or affect our opinions in this Opinion as set out below.

4. OPINIONS

Based on the assumptions set out in this Opinion and subject to the reservations, qualifications, limitations and observations set out in this Opinion, we are of the opinion that as at the date of this Opinion:

4.1	The Issuer has been incorporated and registered as a public limited company in England and Wales under the Companies Act 2006.

4.2	The Issuer has corporate power to enter into and perform its obligations under the Indenture and to issue and perform its obligations under the Debt Securities.

4.3	The issue of the Debt Securities has been duly authorised by all necessary corporate action by the Issuer and when (a) the Registration Statement has become effective under the Securities Act and (b) the Debt Securities have been duly executed by the Issuer and authenticated in accordance with the terms of the Indenture and delivered in the manner provided in the Indenture, we would expect the English courts to recognise the choice of law of New York law as the governing law of the Debt Securities. We would expect the English courts to enforce by separate action a final and conclusive judgment (which does not re-open an earlier judgement from the same jurisdiction) for a definite sum of money or for a sum of money ascertainable by arithmetical calculation (in either case not being a sum payable in respect of taxes or other charges of a like nature or in respect of a fine or other penalty), entered against the Issuer in connection with the enforcement of the Debt Securities in civil proceedings in a court of competent jurisdiction in the State of New York.

To: Omnicom Finance Holdings plc

Continued 6

5. QUALIFICATIONS

Nothing in this Opinion shall be taken as implying that an English court would exercise jurisdiction in any proceedings relating to the Indenture or the Debt Securities or accordingly that any remedy would be available in England for the enforcement of obligations arising under the Indenture or the Debt Securities.

This Opinion is subject to the following:

(a) The opinions in this Opinion are strictly limited to the matters stated in paragraph 4 above and do not extend to any other matters. We express no opinion as to matters of fact. We have not been responsible for investigating or verifying the accuracy of the facts (including statements of foreign law), or the reasonableness of any statement of opinion or intention, contained in or relevant to any document referred to in this Opinion, or that no material facts have been omitted therefrom.

(b) The Company Search is not capable of revealing conclusively whether or not (i) a winding-up order has been made or a resolution passed for the winding-up of a company, (ii) an administration order has been made, or (iii) a receiver, administrative receiver, administrator, moratorium monitor or liquidator has been appointed, since notice of these matters may not be filed with the Registrar of Companies immediately and, when filed, may not be entered on the public database or recorded on the public microfiches of the relevant company immediately. In addition, the Company Search is not capable of revealing, prior to the making of the relevant order, whether or not a winding-up petition has been presented or an application for an administration order has been made nor will the search conclusively reveal whether a charge or other restriction or prohibition has been created in relation to the real property owned by the relevant party.

(c) Laws relating to liquidation or administration or other laws or procedures affecting generally the enforcement of creditors’ rights may affect any obligations of the Issuer under the Transaction Documents and the remedies available.

(d) An English court will not necessarily grant a particular remedy because:

(i) the principles of equity may dictate otherwise (for example, an order for the equitable remedy of specific performance may not be made where damages are considered to be an adequate remedy);

(ii) it may be incompatible with the Human Rights Act 1998;

(iii) public policy requires otherwise; or

(iv) the court otherwise has discretion as to what remedy it grants. In particular, orders for specific performance and injunctions are, in general, discretionary remedies under English law and specific performance or injunctive relief is not available where damages are considered by the court to be an adequate alternative remedy;

(e) The procedural rules to which any action brought in an English court is subject may be such that a court declines jurisdiction or stays an action. For example, an English court will only assume jurisdiction to hear a case and give judgment against a defendant on the basis of effective service. Consequently, where a defendant cannot be served, the English courts will not assume jurisdiction and we give no opinion in this respect.

(f) An English court may refuse to give effect to any provision in an agreement (i) for the payment of expenses in respect of the costs of enforcement (actual or contemplated) or of unsuccessful litigation brought before an English court, or where the court has itself made an order for costs or (ii) where it would involve the enforcement of foreign revenue or penal laws.

To: Omnicom Finance Holdings plc

Continued 7

(g) An English court may (or in certain cases, must) stay or strike out proceedings if concurrent proceedings are being brought elsewhere and may or must decline to accept jurisdiction in certain cases.

(h) Claims may become barred under the Limitation Act 1980 or the Foreign Limitation Periods Act 1984 or may be or become subject to the defence of set-off or counterclaim.

(i) We note the decision in the English case of R (on the application of Mercury Tax Ltd) v Revenue and Customs Commissioners 2008 EWHC 2721). One of the obiter comments in that case would appear to indicate that a previously executed signature page from one document may not be transferred to another document, even where the documents in question are simply updated versions of the same document. We refer you to (i) the Law Society Practice Note: “Execution of documents by virtual means” (16 February 2010), (ii) the cover statement in relation to such note published by the Law Society on 7 May 2020, (iii) the Note on the Execution of Documents at a Virtual Signing or Closing (February 2010) prepared by the joint working party of The Law Society Company Law Committee and The City of London Law Society Company Law and Financial Law Committees (the “JWP”) and (iv) the Note on Execution of Documents using an Electronic Signature prepared by the JWP in July 2016 as updated in October 2022, which discuss this issue in some detail (the “Notes”). The Notes detail what they consider to be a cautious and prudent approach for executing English law deeds at virtual signings or closings, including using electronic signatures.

(j) An English court may, in its discretion, order a claimant in an action who is not ordinarily resident in some part of England and Wales to provide security for costs.

(k) The Registration Statement has been prepared by the Issuer and the Company, who have accepted responsibility for the information contained therein. We have not investigated or verified the truth or accuracy of the information contained in the Registration Statement, nor have we been responsible for ensuring that no material information has been omitted from it.

(l) An English Court will not apply a chosen foreign law if: (i) it is not pleaded and proved; (ii) to do so would be contrary to the mandatory rules of English law or of such chosen foreign law or manifestly incompatible with English public policy; or (iii) the choice is not valid under the chosen law. In the English courts, foreign law is treated as a matter of fact and must be pleaded by the party relying on that law and, save in limited exceptions, must be proved by evidence. We express no opinion as to whether satisfactory evidence of the laws of any jurisdiction could be pleaded and proved as a fact in any proceedings before the English courts.

(m) There are no applicable reciprocal arrangements in force between the State of New York or the United States of America and the United Kingdom for the recognition or enforcement of judgments. Accordingly, any such judgment by the courts of the State of New York, United States of America or, as the case may be, any federal court of the United States of America (each such court being a “US Court”) is not enforceable directly in England but may be recognised by the English courts according to common law principles. Any such judgment by a US Court will not be enforced by the English courts if:

(i) that US Court had no jurisdiction, as a matter of English law, over the defendant;

(ii) the proceedings in which the judgment was given were opposed to natural justice;

(iii) the judgment was obtained by fraud;

(iv) the enforcement of the judgment would be contrary to English public policy or the Human Rights Act 1998;

(v) an order has been made and remains effective under section 9 of the Foreign Judgments (Reciprocal Enforcement) Act 1933 applying that section to judgments of that US Court;

To: Omnicom Finance Holdings plc

Continued 8

(vi) before the date on which the US Court gave judgment, the matter in dispute had been the subject of a final judgment of another court having jurisdiction between the same parties or their privies, that judgment is enforceable in England, and that judgment conflicts with the judgment intended to be enforced in England;

(vii) the judgment is for multiple damages within the meaning of section 5(3) of the Protection of Trading Interests Act 1980 or based on a claim for contribution in respect of the same;

(viii) the judgment is based on a rule of law specified by the Secretary of State for Foreign, Commonwealth and Development Affairs as concerned with the prohibition of restrictive trade practices or based on a claim for contribution in respect of the same (within the meaning of section 5(4) of the Protection of Trading Interests Act 1980);

(ix) the judgment is based on foreign measures which the Secretary of State for Foreign, Commonwealth and Development Affairs specifies as regulating and controlling international trade and which, in so far as they apply to persons carrying on business in the United Kingdom, are damaging or threaten to damage the trading interests of the United Kingdom (within the meaning of section 1 of the Protection of Trading Interests Act 1980); or

(x) the bringing of proceedings in that US Court was contrary to an agreement under which the dispute in question was to be settled otherwise than by proceedings in that US Court.

The methods of execution for a foreign judgment registered in England are those available to execute a judgment of the English courts, and give the court a discretion whether to allow execution by any particular method. In addition, no steps (other than protective measures against the property of the judgment debtor) may be taken to execute a foreign judgment registered in England before the end of the period prescribed for the making of an appeal against enforcement in England of that judgment or pending the outcome of any such appeal. Moreover, execution may not be possible (A) if the judgment debtor is subject to any insolvency or similar proceedings, (B) if there is delay in seeking execution of the judgment, (C) if the time for lodging such an appeal has not expired, or (D) if the judgment debtor has any set-off or counterclaim against the judgment creditor.

Furthermore, there is doubt as to the enforceability in England and Wales of judgments of US Courts in respect of civil judgments predicated purely on US securities law.

(n) English courts can give judgments in currencies other than pounds sterling if, subject to the terms of the contract, another currency is the currency which most fairly expresses the claimant’s loss but judgments of this nature may be required to be converted into pounds sterling for execution purposes.

(o) To the extent that any operative provision of a Transaction Document is reliant on another contract or a provision in another contract (e.g. by way of cross-reference, being explicitly subject to or in accordance with, share definitions or otherwise) and such contract or provision is held to be void, then such operative provision would also be unenforceable to the extent of such reliance.

(p) There is some possibility that an English court would:

(i) hold that a judgment on an agreement, whether given in an English court or elsewhere, would supersede that agreement to all intents and purposes so that the obligations set out in that agreement (including any provision for the payment of money (for example, interest)) would not be held to survive a judgment of this nature; or

(ii) deal with a winding-up petition even if it had been presented in breach of a contract and there may be no entitlement to damages as a result of such a breach (as presentation of a winding-up petition may not itself be the cause of the relevant loss).

To: Omnicom Finance Holdings plc

Continued 9

(q) Under the rules of procedure, an English court may, in certain circumstances, order a claimant in an action to provide security for costs.

(r) No account has been taken in this Opinion of the future exercise of powers by the UK Government pursuant to section 5(4) of the Protection of Trading Interests Act 1980.

(s) We express no opinion as to compliance or otherwise with the financial limitations on borrowings by the Issuer contained in its Articles of Association.

(t) We give no opinion as to tax or as to any liability to tax.

(u) We have not considered the particular circumstances of any party to the Transaction Documents nor the effect of any such particular circumstances on the Transaction Documents or the effect of the transaction contemplated by the Transaction Documents on any such particular circumstances.

This Opinion is given on the basis that it and any non-contractual obligations arising out of it are governed by and shall be construed in accordance with English law as at the date of this Opinion. The English courts shall have exclusive jurisdiction in relation to all disputes arising out of or in connection with this Opinion.

This Opinion is rendered to you and is solely for your benefit in connection with the transactions covered hereby. This Opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

Notwithstanding the foregoing, we consent to the filing of this Opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Validity of Securities” in the prospectus that is a part of the Registration Statement. In giving such consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the US Securities and Exchange Commission thereunder.

Yours faithfully,

/s/ Jones Day